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                                                                       EXHIBIT 9

                              WORLDWAY CORPORATION
                         2400 YORKMONT ROAD, SUITE 400
                        CHARLOTTE, NORTH CAROLINA 28217

                                                                    July 8, 1995

[Executive]
[Title]
WorldWay Corporation
2400 Yorkmont Road, Suite 400
Charlotte, North Carolina 28217

Dear [Executive]:

     WorldWay Corporation, a North Carolina corporation (formerly Carolina Freight Corporation, and hereinafter referred to as the "Company") proposes to enter into an Agreement and Plan of Merger, dated as of July 8, 1995 (the "Merger Agreement"), with Arkansas Best Corporation, a Delaware corporation ("Arkansas Best") and ABC Acquisition Corporation, a North Carolina corporation and a wholly owned subsidiary of Arkansas Best, providing for the acquisition of the Company by Arkansas Best on the terms and subject to the conditions set forth therein. The Board of Directors of the Company has determined that, in light of the transactions contemplated by the Merger Agreement, it is essential to the best interests of the Company and its shareholders to ensure a stable management structure during the critical transition period after the proposed acquisition. Accordingly, the Board has determined that certain amendments are necessary to the letter agreement dated March 7, 1994, between the Company and you (the "Severance Letter"), which sets forth certain severance benefits which the Company agrees will be provided to you upon the termination of your employment after a "change in control" under certain circumstances.

     Therefore, in order to induce you to remain in the employ of the Company during the transition period after a change of control, the Severance Letter is hereby amended as set forth below.

1. Section 4 of the Severance Letter is deleted in its entirety and replaced with the following:

          4. Termination Following Change in Control. If any of the events described in Section 3 hereof constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in paragraph (iii) and (iv) of Section 5 hereof upon the occurrence of the following:

      I. the termination of your employment by you for any reason (whether or not for Good Reason), including because of your Retirement, during the six-month period commencing on the first anniversary of and ending on the date eighteen (18) months after the occurrence of a change of control; or

     II. subject to clause (I) above, the termination of your employment within twenty-four (24) months after the occurrence of a change of control, unless such termination is (a) because of your death or Retirement, (b) by the Company for Cause or Disability or (c) by you other than for Good Reason (as all such capitalized terms are herein after defined).
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2. The first paragraph of Section 5(iii) of the Severance Letter is deleted in its entirety and replaced with the following:

     (iii) Subject to Section 8 hereof, if your employment by the Company shall be terminated under the circumstances and during the time periods set forth in clauses (I) or (II) of Section 4 above, then, by no later than the fifth day following the Date of Termination (except as otherwise provided), you shall be entitled, without regard to any contrary provisions of any Plan, to the benefits as provided below:

3. The first sentence of Section 5(iv) is amended by adding after the words "Good Reason" in the third line thereof the following:

     "(except termination of your employment under the circumstances set forth in clause (I) of Section 4 above)"

     Except as specifically amended hereby, the Severance Letter shall remain unchanged and in full force and effect and is hereby ratified and confirmed. If this letter correctly sets forth our agreement on the amendments to the Severance Letter, kindly sign below and return to the Secretary of the Company this letter, which will then constitute our agreement on the foregoing amendments.

                                            Sincerely,

                                            WORLDWAY CORPORATION

                                            By:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

Agreed to as of the date set forth
above:

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            [Executive]